Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
February 4, 2016
Kemper Corporation Reports Fourth Quarter and Full Year 2015 Earnings

◦	Increased earned premiums by $90 million in the quarter; $147 million in the year

◦	Investment portfolio generated a strong pre-tax equivalent annualized book yield of 5.5 percent in the quarter; 5.3 percent in the year

◦	Returned $15 million of capital to shareholders through share repurchases and dividends; $93 million year-to-date
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $4.6 million, or $0.09 per diluted share, for the fourth quarter of 2015, compared to $65.4 million, or $1.24 per share, for the fourth quarter of 2014. Consolidated net operating income1 was $4.8 million, or $0.09 per diluted share, for the fourth quarter of 2015, compared to $53.9 million, or $1.02 per share, for the fourth quarter of 2014. Net operating income decreased primarily from the performance of Alliance United, lower net investment income, higher catastrophes, lower levels of favorable prior year reserve development and higher legal expenses.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Consolidated Net Operating Income [1]	$4.8	$53.9	$69.9	$97.1
Income from Continuing Operations	1.3	63.3	80.2	112.6
Net Income	4.6	65.4	85.7	114.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(10.4)	$(3.1)	$(44.4)	$(64.0)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$0.09	$1.02	$1.35	$1.79
Continuing Operations	0.03	1.20	1.55	2.08
Net Income	0.09	1.24	1.65	2.12

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.20)	$(0.06)	$(0.85)	$(1.19)
“The fourth quarter was challenging on several fronts, driven by increased frequency and severity trends in our nonstandard lines of business, particularly at Alliance United,” commented Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “We are addressing these items with rate increases, additional segmentation and other agency and underwriting actions.
“Our investment portfolio continued to perform well, especially given the continued low interest rate environment. Results exceeded our expectations for both the quarter and the year, but were lower than prior year, which benefitted from a special dividend from one of our alternative investments.
“From the vantage point of being new to Kemper, I see both near-term challenges and long-term opportunities for the company. I’m in the midst of a deep dive into our operations and ultimately our strategy. This will take time — both to define and to implement the plans. In the meantime, our team is focused on stabilizing the current business and improving core results,” concluded Lacher.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the fourth quarter of 2015, Kemper repurchased 64 thousand shares of its common stock at a total cost of $2.2 million, or $35.07 per share, and paid dividends of $12.4 million. During 2015, total capital returned to shareholders was $93.2 million, which consisted of $43.5 million from repurchases and $49.7 million from dividends.
Kemper ended the quarter with a book value per share of $38.82, down 3 percent from $39.88 at the end of 2014, largely from the impact of higher yields on the fixed maturities portfolio and dividends paid, partially offset by net operating income. Book value per share excluding net unrealized gains on fixed maturities was $35.13, up 2 percent from $34.50 at the end of 2014, primarily from net operating income, partially offset by dividends paid.
Revenues
Total revenues for the fourth quarter of 2015 increased $57.3 million, or 10 percent, to $617.0 million, driven by $92.1 million higher earned premiums from the Property & Casualty Insurance segment. Earned premiums in the Property & Casualty Insurance segment increased $111.2 million from the Alliance United acquisition. Excluding the Alliance United acquisition, earned premiums in the Property & Casualty segment decreased $19.1 million, primarily from the impact of profit improvement actions taken over the past couple of years.
Net investment income was $79.4 million in the fourth quarter of 2015, compared to $93.1 million in 2014. The change was driven by performance in the alternative investments portfolio, which primarily consists of limited partnerships, limited liability companies (both equity method investments and other equity interests) and fair value option securities. Net investment income from the alternative investment portfolio was $11.8 million in the fourth quarter of 2015, compared to $26.8 million in 2014. In the fourth quarter of 2014, the company recorded $21.8 million of dividend income related to the recovery of one other equity interests investment within the alternative investments portfolio. Equity method net investment income was $7.2 million for the fourth quarter of 2015, compared to a loss of $0.7 million in 2014.
The company expects quarterly volatility in the alternative investments portfolio, but has been pleased with the returns over time. Net investment income from the alternative investments portfolio exceeded expectations for both 2015 and 2014.
Net investment income for the Life & Health Insurance segment decreased $16.1 million for the fourth quarter of 2015, compared to 2014, largely from the cash distribution from one investment within the alternative investments portfolio in 2014. Net investment income for the Property & Casualty Insurance segment increased by $4.5 million, driven by $5.6 million higher net investment income on alternative investments.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.5 percent for the fourth quarter of 2015, and 5.3 percent for the year, compared to 6.5 percent and 5.5 percent, respectively, in 2014.

Segment Results
Kemper completed its acquisition of Alliance United on April 30, 2015. The results of Alliance United’s operations since the acquisition date are included in the Property & Casualty Insurance segment.
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$(5.1)	$25.3	$26.7	$24.9
Life & Health Insurance	17.8	33.5	71.7	91.8
Total Segment Net Operating Income	12.7	58.8	98.4	116.7
Corporate and Other Net Operating Loss	(7.9)	(4.9)	(28.5)	(19.6)
Consolidated Net Operating Income	4.8	53.9	69.9	97.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	6.1	13.6	33.9	25.4
Net Impairment Losses Recognized in Earnings	(9.6)	(4.2)	(17.7)	(9.9)
Loss from Early Extinguishment of Debt	—	—	(5.9)	—
Income from Continuing Operations	$1.3	$63.3	$80.2	$112.6
The Property & Casualty Insurance segment reported a net operating loss of $5.1 million in the fourth quarter of 2015, compared to net operating income of $25.3 million in 2014, driven by poor results at Alliance United and under performance of the legacy book of business.
Since the acquisition, Alliance United experienced significantly higher frequency trends on all coverages and higher severity of losses on most coverages, particularly bodily injury. Additionally, Alliance United’s premium rates have become inadequate, primarily from significant adverse changes in both the frequency and severity trends. The elevated combined ratio created a premium deficiency, and Alliance United wrote off $9.0 million pre-tax of deferred policy acquisition costs.
Alliance United reported an underlying loss and LAE ratio of 100.9 percent for the fourth quarter of 2015, which included $7.5 million pre-tax, or 6.7 percentage points, of adverse current year development. Additionally, Alliance United reported $4.6 million pre-tax of adverse prior year development. Alliance United’s insurance expenses were $19.7 million, or 17.7 percent of earned premiums.
Excluding Alliance United, results decreased primarily from higher catastrophes, lower levels of favorable reserve development and deteriorating underlying performance in the legacy book of business. Results included $9.2 million of catastrophe losses and $2.4 million of favorable reserve development in the fourth quarter of 2015, compared to $2.9 million and $5.8 million, respectively, in 2014.
Excluding Alliance United, the underlying loss and LAE ratio increased 3.3 percentage points in the fourth quarter of 2015, to 69.5 percent. The company experienced higher frequency in the nonstandard auto line, higher severity in homeowners and higher frequency and severity in commercial auto, partially offset by lower frequency in the preferred auto line. Excluding Alliance United, the insurance expense ratio increased a half a point, primarily from a lower premium base.
The Life & Health Insurance segment reported net operating income of $17.8 million for the fourth quarter of 2015, compared to $33.5 million in 2014. Results decreased primarily from $10.5 million lower net investment income and higher legal expenses at the Kemper Home Service Companies. Net investment income for the Life &

Health Insurance segment decreased largely from the cash distribution from one investment within the alternative investments portfolio in 2014. Excluding the special dividend, net investment income increased $3.4 million.
Corporate and Other net operating loss increased $3.0 million compared to the fourth quarter of 2014, largely from higher employee retirement benefits, primarily from the impacts of low interest rates on the pension liability, and lower net investment income.

Unaudited condensed consolidated statements of income for the three months and year ended December 31, 2015 and 2014 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Revenues:
Earned Premiums	$541.5	$451.5	$2,009.6	$1,862.2
Net Investment Income	79.4	93.1	302.6	309.1
Other Income	1.4	0.6	3.7	1.4
Net Realized Gains on Sales of Investments	9.4	21.0	52.1	39.1
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(14.9)	(6.5)	(27.4)	(15.2)
Portion of Losses Recognized in Other Comprehensive Income	0.2	—	0.2	—
Net Impairment Losses Recognized in Earnings	(14.7)	(6.5)	(27.2)	(15.2)
Total Revenues	617.0	559.7	2,340.8	2,196.6
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	416.0	285.8	1,467.6	1,261.7
Insurance Expenses	177.0	156.4	645.1	628.4
Write-offs of Long-lived Assets	—	—	11.1	54.6
Loss from Early Extinguishment of Debt	—	—	9.1	—
Interest and Other Expenses	25.6	24.4	107.6	91.7
Total Expenses	618.6	466.6	2,240.5	2,036.4
Income (Loss) from Continuing Operations before Income Taxes	(1.6)	93.1	100.3	160.2
Income Tax Benefit (Expense)	2.9	(29.8)	(20.1)	(47.6)
Income from Continuing Operations	1.3	63.3	80.2	112.6
Income from Discontinued Operations	3.3	2.1	5.5	1.9
Net Income	$4.6	$65.4	$85.7	$114.5

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.03	$1.20	$1.55	$2.08
Diluted	$0.03	$1.20	$1.55	$2.08

Net Income Per Unrestricted Share:
Basic	$0.09	$1.24	$1.65	$2.12
Diluted	$0.09	$1.24	$1.65	$2.12

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,214.7	52,465.3	51,606.9	53,762.5
Unrestricted Shares and Equivalent Shares - Diluted	51,286.6	52,555.4	51,683.5	53,867.9

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three months and year ended December 31, 2015 and 2014 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$296.8	$198.0	$1,027.7	$831.4
Homeowners	70.0	75.8	286.3	312.4
Other Personal	11.5	12.2	46.7	50.9
Total Personal	378.3	286.0	1,360.7	1,194.7
Commercial Automobile	13.8	14.0	54.5	54.8
Total Earned Premiums	392.1	300.0	1,415.2	1,249.5
Net Investment Income	21.6	17.1	73.3	72.7
Other Income	0.1	0.1	0.6	0.5
Total Property & Casualty Insurance	413.8	317.2	1,489.1	1,322.7
Life & Health Insurance:
Earned Premiums:
Life	94.6	96.0	374.1	387.6
Accident and Health	36.2	36.5	144.9	148.6
Property	18.6	19.0	75.4	76.5
Total Earned Premiums	149.4	151.5	594.4	612.7
Net Investment Income	55.2	71.3	214.2	218.7
Other Income	0.7	0.5	2.4	0.9
Total Life & Health Insurance	205.3	223.3	811.0	832.3
Total Segment Revenues	619.1	540.5	2,300.1	2,155.0
Net Realized Gains on Sales of Investments	9.4	21.0	52.1	39.1
Net Impairment Losses Recognized in Earnings	(14.7)	(6.5)	(27.2)	(15.2)
Other	3.2	4.7	15.8	17.7
Total Revenues	$617.0	$559.7	$2,340.8	$2,196.6

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Dec 31, 2015	Dec 31, 2014
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,852.3	$4,777.6
Equity Securities at Fair Value	523.2	632.2
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	190.6	184.8
Fair Value Option Investments	164.5	53.3
Short-term Investments at Cost which Approximates Fair Value	255.7	342.2
Other Investments	443.2	449.6
Total Investments	6,429.5	6,439.7
Cash	161.7	76.1
Receivables from Policyholders	332.4	295.3
Other Receivables	193.2	187.0
Deferred Policy Acquisition Costs	316.4	303.3
Goodwill	323.0	311.8
Current and Deferred Income Tax Assets	41.4	—
Other Assets	238.5	220.2
Total Assets	$8,036.1	$7,833.4
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,341.0	$3,273.7
Property and Casualty	862.8	733.9
Total Insurance Reserves	4,203.8	4,007.6
Unearned Premiums	613.1	536.9
Liabilities for Income Taxes	3.8	36.5
Debt at Amortized Cost	750.6	752.1
Accrued Expenses and Other Liabilities	472.4	409.6
Total Liabilities	6,043.7	5,742.7
Shareholders’ Equity:
Common Stock	5.1	5.2
Paid-in Capital	654.0	660.1
Retained Earnings	1,209.0	1,202.7
Accumulated Other Comprehensive Income	124.3	222.7
Total Shareholders’ Equity	1,992.4	2,090.7
Total Liabilities and Shareholders’ Equity	$8,036.1	$7,833.4

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Results of Operations
Net Premiums Written	$374.7	$269.1	$1,406.2	$1,189.1

Earned Premiums	$392.1	$300.0	$1,415.2	$1,249.5
Net Investment Income	21.6	17.1	73.3	72.7
Other Income	0.1	0.1	0.6	0.5
Total Revenues	413.8	317.2	1,489.1	1,322.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	307.4	198.6	1,034.6	845.2
Catastrophe Losses and LAE	14.1	4.4	64.5	96.5
Prior Years:
Non-catastrophe Losses and LAE	2.3	(8.1)	(5.0)	(38.6)
Catastrophe Losses and LAE	(1.4)	(0.8)	(7.9)	(15.8)
Total Incurred Losses and LAE	322.4	194.1	1,086.2	887.3
Insurance Expenses, Excluding Write-offs of Long-lived Assets	102.3	87.1	368.1	353.7
Write-offs of Long-lived Assets	—	—	11.1	54.6
Operating Profit (Loss)	(10.9)	36.0	23.7	27.1
Income Tax Benefit (Expense)	5.8	(10.7)	3.0	(2.2)
Segment Net Operating Income (Loss)	$(5.1)	$25.3	$26.7	$24.9

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	78.4%	66.2%	73.2%	67.7%
Current Year Catastrophe Losses and LAE Ratio	3.6	1.5	4.6	7.7
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	(2.7)	(0.4)	(3.1)
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.3)	(0.6)	(1.3)
Total Incurred Loss and LAE Ratio	82.2	64.7	76.8	71.0
Insurance Expense Ratio, Excluding Write-offs of Long-lived Asset	26.1	29.0	26.0	28.3
Impact on Ratio from Write-offs of Long-lived Assets	—	—	0.8	4.4
Combined Ratio	108.3%	93.7%	103.6%	103.7%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	78.4%	66.2%	73.2%	67.7%
Insurance Expense Ratio	26.1	29.0	26.0	28.3
Impact on Ratio from Write-offs of Long-lived Assets	—	—	0.8	4.4
Underlying Combined Ratio	104.5%	95.2%	100.0%	100.4%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	104.5%	95.2%	100.0%	100.4%
Current Year Catastrophe Losses and LAE Ratio	3.6	1.5	4.6	7.7
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	(2.7)	(0.4)	(3.1)
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.3)	(0.6)	(1.3)
Combined Ratio as Reported	108.3%	93.7%	103.6%	103.7%

Selected financial information illustrating the incremental impact of Alliance United on the Property & Casualty Insurance segment’s premiums, incurred losses and LAE and insurance expenses for the three months ended December 31, 2015 and since the date of acquisition through December 31, 2015 follows.

	Three Months Ended	From Date of Acquisition to
(Dollars in Millions)	Dec 31, 2015	Dec 31, 2015
Net Premiums Written	$114.1	$285.1

Earned Premiums	$111.2	$272.9

Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	$112.2	$253.3
Pre-acquisition Periods:
Non-catastrophe Losses and LAE	4.6	7.7
Total Incurred Losses and LAE	$116.8	$261.0

Insurance Expenses	$19.7	$38.6

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	100.9%	92.8%
Pre-acquisition Periods Non-catastrophe Losses and LAE Ratio	4.1	2.8
Total Incurred Loss and LAE Ratio	105.0%	95.6%
Insurance Expense Ratio	17.7	14.1
Combined Ratio	122.7%	109.7%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Results of Operations

Earned Premiums:
Life	$94.6	$96.0	$374.1	$387.6
Accident and Health	36.2	36.5	144.9	148.6
Property	18.6	19.0	75.4	76.5
Total Earned Premiums	149.4	151.5	594.4	612.7
Net Investment Income	55.2	71.3	214.2	218.7
Other Income	0.7	0.5	2.4	0.9
Total Revenues	205.3	223.3	811.0	832.3
Policyholders’ Benefits and Incurred Losses and LAE	93.5	91.7	381.3	374.4
Insurance Expenses	84.5	80.4	320.0	316.0
Operating Profit	27.3	51.2	109.7	141.9
Income Tax Expense	(9.5)	(17.7)	(38.0)	(50.1)
Segment Net Operating Income	$17.8	$33.5	$71.7	$91.8

Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months and year ended December 31, 2015 and 2014 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Consolidated Net Operating Income	$4.8	$53.9	$69.9	$97.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	6.1	13.6	33.9	25.4
Net Impairment Losses Recognized in Earnings	(9.6)	(4.2)	(17.7)	(9.9)
Loss from Early Extinguishment of Debt	—	—	(5.9)	—
Income from Continuing Operations	$1.3	$63.3	$80.2	$112.6
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three months and year ended December 31, 2015 and 2014 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.09	$1.02	$1.35	$1.79
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.12	0.26	0.65	0.47
Net Impairment Losses Recognized in Earnings	(0.18)	(0.08)	(0.34)	(0.18)
Loss from Early Extinguishment of Debt	—	—	(0.11)	—
Diluted Income from Continuing Operations Per Unrestricted Share	$0.03	$1.20	$1.55	$2.08
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at December 31, 2015 and December 31, 2014 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2015	Dec 31, 2014
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,803.2	$1,808.5
Net Unrealized Gains on Fixed Maturities	189.2	282.2
Shareholders’ Equity	$1,992.4	$2,090.7
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense (including write-offs of long-lived assets) ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2015 results in a conference call on Friday, February 5, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through February 19, 2016 at 855.859.2056 using conference ID number 20415872.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the fourth quarter of 2015, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 30,000 independent agents and brokers

•	Employ 6,000 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investors@kemper.com